Exhibit 99.1

VITALITY BIOPHARMA ADOPTS NEW NAME – MALACHITE INNOVATIONS, INC.

New Corporate Name Reflects Company’s Expanded Business Strategy, Corporate Restructuring,

and Other Corporate Changes

12 OCT 2021 / PRESS RELEASE

CLEVELAND, OHIO – (October 12, 2021) – Vitality Biopharma, Inc. has changed its name to MALACHITE INNOVATIONS, INC. (OTC Mkts: MLCT) (pronounced “mal-a-kite”) following a corporate restructuring intended to reflect the Company’s expanded business strategy and corporate rebranding. The Company also announced other corporate changes in support of the Company’s new strategic plan to create long-term sustainable value for its shareholders.

Expanded Strategy

Malachite has charted a dual, interconnected strategy to improve the health and wellness of people and our planet through the formation and operation of two new business units, Graphium Biosciences, Inc. and Daedalus Ecosciences, Inc.

Graphium Biosciences, the newly-formed operating subsidiary dedicated to improving the health and wellness of people, will advance our broad portfolio of over 100 novel cannabinoid-glycoside compounds created using our proprietary enzymatic bioprocessing technologies to develop safe and effective novel treatments for chronic and debilitating conditions, with an initial focus on inflammatory bowel disease. Effective September 30, 2021, all of the Company’s drug development operations will be conducted through Graphium Biosciences.

Daedalus Ecosciences, the newly-formed operating subsidiary dedicated to improving the health and wellness of our planet, will seek to identify, invest in and reposition challenging environmental situations with a particular focus on technological innovations and eco-friendly solutions deployed in economically challenged communities. Effective September 30, 2021, all of the Company’s environmental operations will be conducted through Daedalus Ecosciences.

Malachite will serve as the publicly-traded holding company and oversee all strategic, financial and operational aspects of its wholly-owned subsidiaries, Graphium Biosciences and Daedalus Ecosciences.

Corporate Rebranding

The Company’s Board of Directors approved this name change in furtherance of our expanded strategy and to mark the rebirth of our Company as we transition to the value creation phase of our strategic plan after successfully executing our multi-year restructuring plan. Our new corporate name is derived from the malachite butterfly whose brilliant green wings and rebirth imagery symbolize powerful transformation, good fortune and future prosperity for those who innovate and change.

Effective October 12, 2021, FINRA has approved a change in the Company’s trading symbol from VBIO to MLCT.

In connection with this name change, Malachite has launched a new website to provide our shareholders and the financial community with detailed information about our corporate philosophy, innovations, team and investor resources. Our new website can be found at: www.malachiteinnovations.com.

Other Corporate Changes

Effective September 30, 2021, our Board of Directors approved a change in the Company’s fiscal year from the twelve months ending March 31 to the twelve months ending December 31. The Company will file a transition report on Form 10-K for the period ended December 31, 2021. The synchronization of the Company’s fiscal year with the calendar year is intended to better align the Company’s financial reporting schedule with other publicly-traded companies.

We also have moved our corporate headquarters from Los Angeles, California to Cleveland, Ohio where many of the Company’s directors, officers and advisors are located. Additionally, our new corporate headquarters is intended to provide the Company with an attractive physical location to expand our organization in support of the anticipated growth of our Graphium Biosciences and Daedalus Ecosciences operations.

About Malachite Innovations, Inc.

Headquartered in Cleveland, Ohio, Malachite Innovations, Inc. is an innovative socially-conscious company dedicated to improving the health and wellness of people and our planet. Malachite deploys this dual, interconnected strategy through two wholly-owned operating subsidiaries. Graphium Biosciences, our operating subsidiary dedicated to improving the health and wellness of people, seeks to advance our broad portfolio of over 100 novel cannabinoid-glycoside compounds created using our proprietary enzymatic bioprocessing technologies to develop safe and effective novel treatments for chronic and debilitating conditions, with an initial focus on inflammatory bowel disease. Daedalus Ecosciences, our operating unit dedicated to improving the health and wellness of our planet, seeks to identify, invest in and reposition challenging environmental situations with a particular focus on technological innovations and eco-friendly solutions deployed in economically challenged communities.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Malachite Innovations, Inc.
Investor Relations
P: +1 (216) 304-6556

E: ir@malachiteinnovations.com
W: www.malachiteinnovations.com